UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 3, 2012

(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31390

Delaware	06-1195422
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Christopher & Banks, Inc. (“CBI”), Christopher & Banks Company (“CBCO”) and Christopher & Banks Corporation (“Corporation”) (together the “Company”) are parties to an Amended and Restated Credit and Security Agreement (the “Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), entered into originally on November 4, 2005 by CBI and CBCO with Wells Fargo and which has been subsequently amended from time to time.  The Agreement created a credit facility which provides the Company with revolving credit loans and letters of credit of up to $50 million, subject to a borrowing base formula based on current inventory levels.  The credit facility is collateralized by the Company’s equipment, general intangibles, inventory, inventory letters of credit and letter of credit rights.  The Company currently has no borrowings under the credit facility and has historically only used the credit facility to facilitate opening letters of credit.  The Agreement contains certain restrictive covenants, including restrictions on incurring additional indebtedness and limitations on certain types of investments, as well as requiring the maintenance of certain financial ratios.

Effective April 3, 2012, the Corporation’s Board of Directors approved and ratified the Eighth Amendment to the Amended and Restated Credit and Security Agreement (the “Eighth Amendment”) dated March 22, 2012 and entered into between the Company and Wells Fargo.

The Eighth Amendment modifies certain restrictive covenants, including reducing the minimum required inventory turns ratio from 2.70 to 1.00, to 2.50 to 1.00 for each fiscal quarter in the fiscal year ending February 2, 2013 (“fiscal 2012”).  The minimum required inventory turns ratio then reverts back to 2.70 to 1.00 for each fiscal quarter ending after February 2, 2013.  In addition, the Eighth Amendment adjusted the minimum required cash on hand to $20.0 million at the end of the first and second quarters of fiscal 2012 and $25.0 million at the end of each quarter thereafter.  The Eighth Amendment also adjusted the maximum line amount available under the Agreement between December 1 and August 31 to the lesser of 85% of the net orderly liquidation value of eligible inventory, as defined in the Agreement, or 70% of eligible inventory, and between September 1 and November 30 to the lesser of 90% of the net orderly liquidation value of eligible inventory or 80% of eligible inventory.

The foregoing description of the Eighth Amendment is not complete and is qualified in its entirety by reference to the Eighth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1

Eighth Amendment, dated March 22, 2012, to the Amended and Restated Credit and Security Agreement, originally dated November 4, 2005, by and between Christopher & Banks, Inc., Christopher & Banks Company, Christopher & Banks Corporation and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

	By:	/s/ Michael J. Lyftogt
Michael J. Lyftogt
Senior Vice President, Chief Financial Officer

Date: April 5, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1

Eighth Amendment, dated March 22, 2012, to the Amended and Restated Credit and Security Agreement, originally dated November 4, 2005, by and between Christopher & Banks, Inc., Christopher & Banks Company, Christopher & Banks Corporation and Wells Fargo Bank, National Association.